                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   -----------

                                   FORM 8-K/A
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):  December 18, 2000


                              SYMANTEC CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                           0-17781                          77-181864
----------------------------------------------------------------------------------------------------------
(State of Incorporation or Organization)  (Commission File Number)    (I.R.S. Employer Identification No.)

20330 Stevens Creek Boulevard, Cupertino, California                                 95014
----------------------------------------------------------------------------------------------------------
      (Address of principal executive offices)                                     (Zip Code)


Registrant's telephone no., including area code:  (408) 253-9600
                                                  --------------


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION ASSETS.
ITEM 5. OTHER EVENTS.

     As previously reported in Registrant's Registration Statement on Form S-8 filed on December 19, 2000, File No. 333-52200, (and by press release on December 18, 2000), on December 18, 2000, Apache Acquisition Corp., a Delaware corporation and a wholly- owned subsidiary of the Registrant (the "Merger Sub") merged with and into AXENT Technologies, Inc., a Delaware corporation ("AXENT"), AXENT became a wholly-owned subsidiary of the Registrant and all outstanding shares of AXENT's common stock were converted into 0.5 shares of the Registrant's common stock. The transaction was pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated July 26, 2000, and will be accounted for as a purchase. This amendment to the Form 8-K filed on January 9, 2001 is being filed to include the unaudited pro forma financial information. Actual financial information for the combined entity is included in the Form 10-Q for the quarter ended December 31, 2000 filed on February 12, 2001.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(b)  Pro Forma Financial Information.


OVERVIEW

On July 26, 2000, Symantec Corporation ("Symantec" or the "Company") reached a definitive agreement to acquire AXENT Technologies, Inc. ("AXENT") in a transaction to be accounted for using the purchase method of accounting. On December 18, 2000, Symantec issued approximately 14,528,000 shares of Symantec Common Stock, based on the predetermined exchange ratio of 0.50 shares of Symantec common stock for each share of AXENT common stock, to the AXENT shareholders. Symantec also assumed all of the outstanding AXENT employee stock options valued at approximately $87 million. Symantec estimates it will incur approximately $18 million in acquisition expenses, which includes financial advisory, legal and accounting fees, duplicative site and fixed assets and severance costs. The combined total of the common stock issued, options assumed and acquisition costs is approximately $925 million based on the average of the closing price of Symantec's Common Stock on the agreement date of July 26, 2000 and for the three days before and after July 26, 2000.

With respect to stock options to be assumed as part of the merger, all AXENT employee stock options were exchanged for Symantec stock options and are included as part of the purchase price based on their fair value as of July 26, 2000. Any unvested AXENT options exchanged for unvested Symantec options are also included in the purchase price based on their fair value; however, the portion of the intrinsic value of the unvested options that will be deemed to be earned over the remaining vesting period of those options has been allocated to deferred compensation and will be amortized over the remaining vesting period. The fair value of the options to be assumed has been based on the Black-Scholes option pricing model using the following assumptions: fair market value of the underlying shares which is based on the average closing price of Symantec's common stock on July 26, 2000 and for the three days before and after July 26, 2000; the remaining contractual life of each option was used for the expected life; expected volatility of 0.65; no expected dividend rate; and risk-free interest rate of 6.5%.


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

The aggregate purchase price has been allocated as follows, based on an independent appraisal of the AXENT intangibles and in-process research and development (in thousands):

     Net tangible assets of AXENT                                  $ 146,809
     In-process research and development                              22,300
     Tradename                                                         4,100
     Workforce-in-place                                               10,670
     Developed technology                                             75,500
     Deferred income taxes                                           (34,580)
     Deferred compensation                                               992
     Goodwill                                                        698,868
                                                                   ---------
                                                                   $ 924,659
                                                                   =========

In-process research and development has not reached technological feasibility based on identifiable technological risk factors which indicate that even though successful completion is expected, it is not assured at the acquisition date and will be immediately charged to operations. The amount allocated to tradename, workforce-in-place and developed technology is being amortized over the estimated useful lives of four years. The purchase price in excess of tangible assets and identifiable intangible assets has been allocated to goodwill and will be amortized over its expected useful life of four years.

The tangible assets of AXENT acquired in the merger principally include cash, marketable securities, accounts receivable and fixed assets. Liabilities of AXENT assumed in the merger principally included accounts payable and deferred revenue for maintenance and technical support contracts.

The accompanying unaudited pro forma combined consolidated balance sheet gives effect to the merger of Symantec and AXENT as if such transaction occurred on September 30, 2000. The unaudited pro forma combined balance sheet combines the unaudited consolidated balance sheet of Symantec and AXENT as of September 30, 2000.

To determine the value of the developed technology, the expected future cash flow attributable to all existing technology was discounted, taking into account the risks related to the characteristics and applications of the technology, existing and future markets and assessments of the life cycle stage of the technology. The analysis resulted in a valuation of approximately $76 million for developed technology which has reached technological feasibility and therefore was capitalizable. The developed technology is being amortized on a straight-line basis over a four-year period.

The value of the workforce-in-place was derived by estimating the costs to replace the existing employees, including recruiting and hiring costs and training costs for each category of employee. The analysis determined a valuation of approximately $11 million for the workforce-in-place, and is being amortized on a straight-line basis over a four-year period.

The value of the tradename of approximately $4 million was derived by estimating the expected future cash flows attributable to royalties on revenues from existing products that have established name recognition and customer acceptance. The value of the customer base is being amortized on a straight-line basis over a four-year period.

The value of the deferred compensation of approximately $1 million was derived using the guidance of Financial Accounting Standards Board Interpretation number 44.

The accompanying unaudited pro forma combined consolidated statements of operations present the results of operations of Symantec for the year ended March 31, 2000 and the six month period ended September 30, 2000, combined with the statement of operations of AXENT for the year ended December 31, 1999 and the six month period ended September 30, 2000. The unaudited pro forma combined consolidated statements of operations give effect to this acquisition as if it had occurred as of April 3, 1999. Financial information for AXENT for the three months ended March 31, 2000, is not represented due to the different fiscal year ends for AXENT and Symantec.

The unaudited pro forma combined consolidated balance sheet and statement of operations are not necessarily indicative of the financial position and the operating results that would have been achieved had the transaction been


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in effect as of the dates indicated and should not be construed as being a representation of financial position or future operating results of the combined companies.

The unaudited pro forma combined consolidated financial information should be read in conjunction with the audited consolidated financial statements and related notes of Symantec and the audited consolidated financial statements and related notes of AXENT.


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

PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET - UNAUDITED
AS OF SEPTEMBER 30, 2000 (IN THOUSANDS)

                                                                                                Pro Forma
                                                                                       ----------------------------
                                                     Symantec           AXENT          Adjustments        Combined
                                                   -----------       -----------       -----------      -----------
ASSETS
Current assets:
     Cash, cash equivalents and
       short-term investments                      $   507,829       $   125,108       $                $   632,937
     Trade accounts receivable                          92,599            31,616                            124,215
     Inventories                                         2,895                --                              2,895
     Deferred income taxes                              45,363                --                             45,363
     Other                                              23,159             4,417                             27,576
                                                   -----------       -----------       -----------      -----------
       Total current assets                            671,845           161,141                            832,986

Restricted investments                                  72,168                --                             72,168
Equipment and leasehold improvements                    61,198            13,816                             75,014
Deferred income taxes                                   38,827             2,144           (34,580) C         6,391
Acquired product rights and other intangibles           28,993             1,000            89,270  B       119,263
Goodwill                                                73,118            23,836           675,032  A       771,986
Other                                                   27,803             6,315                             34,118
                                                   -----------       -----------       -----------      -----------
                                                   $   973,952       $   208,252       $   729,722      $ 1,911,926
                                                   ===========       ===========       ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                              $    52,745       $     2,641       $                $    55,386
     Accrued compensation and benefits                  25,517             7,846                             33,363
     Deferred revenue                                  121,912            19,385                            141,297
     Other accrued expenses                             43,446             6,719            18,300  D        68,465
     Income taxes payable                               34,977             1,447                             36,424
                                                   -----------       -----------       -----------      -----------
       Total current liabilities                       278,597            38,038            18,300          334,935

Long-term obligations                                    2,712                --                              2,712

Stockholders' equity:
     Preferred stock                                        --                --                                 --
     Common stock                                          611               580              (435) E           756
     Capital in excess of par value                    452,729           203,384           702,830  E     1,358,943
     Deferred compensation                                (352)               --              (992) I        (1,344)
     Accumulated other comprehensive loss              (47,955)           (1,431)                           (49,386)
     Retained earnings                                 287,610           (32,319)           10,019  F       265,310
                                                   -----------       -----------       -----------      -----------
       Total stockholders' equity                      692,643           170,214           711,422        1,574,279
                                                   -----------       -----------       -----------      -----------
                                                   $   973,952       $   208,252       $   729,722      $ 1,911,926
                                                   ===========       ===========       ===========      ===========

See accompanying Notes to Pro Forma Combined Consolidated Financial Information.


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


PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                              Year Ended
                                                   --------------------------------------------------------------
                                                    Symantec          AXENT
                                                    March 31,      December 31,
                                                      2000             1999         Adjustments        Combined
                                                   -----------     -----------      -----------       -----------
Net revenues                                       $   745,725     $   112,813      $                 $   858,538
     Cost of revenues                                  121,073          16,049           21,543  G        158,665
                                                   -----------     -----------      -----------       -----------

Gross margin                                           624,652          96,764          (21,543)          699,873

Operating expenses
     Research and development                          108,425          26,859                            135,284
     Sales and marketing                               306,755          61,252                            368,007
     General and administrative                         42,150          11,572              496  I         54,218
     Acquired in-process research and development        4,300           2,000                              6,300
     Amortization of goodwill and other
       acquisition related intangibles                  18,801           4,184          175,742  G        198,727
     Restructuring and other expenses                    9,018           1,753                             10,771
                                                   -----------     -----------      -----------       -----------
Total operating expenses                               489,449         107,620          176,238           773,307
                                                   -----------     -----------      -----------       -----------

Operating income (loss)                                135,203         (10,856)        (197,781)          (73,434)
     Interest income and other                          14,730           4,775                             19,505
     Income, net of expense,
       from sales of technologies                      107,358              --                            107,358
                                                   -----------     -----------      -----------       -----------
Income (loss) before income taxes                      257,291          (6,081)        (197,781)           53,429

Provision for income taxes                              87,143             859                             88,002
                                                   -----------     -----------      -----------       -----------
Net income (loss)                                  $   170,148     $    (6,940)     $  (197,781)      $   (34,573)
                                                   ===========     ===========      ===========       ===========

Net income (loss) per share - basic                $      2.94                                        $     (0.48)
                                                   ===========                                        ===========
Net income (loss) per share - diluted              $      2.73                                        $     (0.48)
                                                   ===========                                        ===========
Shares to compute basic earnings per share              57,870                                        H    72,398
                                                   ===========                                        ===========
Shares to compute diluted earnings per share            62,214                                        H    72,398
                                                   ===========                                        ===========

See accompanying Notes to Pro Forma Combined Consolidated Financial Information.


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



PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                  Six Months ended September 30, 2000
                                                   --------------------------------------------------------------

                                                    Symantec          AXENT         Adjustments        Combined
                                                   -----------     -----------      -----------       -----------
Net revenues                                       $   383,654     $    68,138      $                 $   451,792
     Cost of revenues                                   54,445          11,211           10,771  F         76,427
                                                   -----------     -----------      -----------       -----------

Gross margin                                           329,209          56,927          (10,771)          375,365

Operating expenses
     Research and development                           54,480          13,900                             68,380
     Sales and marketing                               152,396          33,886                            186,282
     General and administrative                         19,652           7,077              248  I         26,977
     Amortization of goodwill and other
       acquisition related intangibles                  10,937           2,941           87,871  G        101,749
                                                   -----------     -----------      -----------       -----------
Total operating expenses                               237,465          57,804           88,119           383,388
                                                   -----------     -----------      -----------       -----------
Operating income (loss)                                 91,744            (877)         (98,890)           (8,023)
     Interest income and other                          14,736           3,410                             18,146
     Income, net of expense,
       from sales of technologies                       11,198              --                             11,198
                                                   -----------     -----------      -----------       -----------
Income before income taxes                             117,678           2,533          (98,890)           21,321
Provision for income taxes                              40,168             733                             40,901
                                                   -----------     -----------      -----------       -----------
Net income (loss)                                  $    77,510     $     1,800      $   (98,890)      $   (19,580)
                                                   ===========     ===========      ===========       ===========

Net income (loss) per share - basic                $      1.28                                        $     (0.26)
                                                   ===========                                        ===========
Net income (loss) per share - diluted              $      1.21                                        $     (0.26)
                                                   ===========                                        ===========
Shares to compute basic earnings per share              60,754                                        H    75,282
                                                   ===========                                        ===========
Shares to compute diluted earnings per share            64,094                                        H    75,282
                                                   ===========                                        ===========

See accompanying Notes to Pro Forma Combined Consolidated Financial Information.


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

NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

Note 1 - Basis of Presentation

The unaudited pro forma combined consolidated statements of operation have been prepared to reflect the acquisition of AXENT Technologies, Inc. ("AXENT") by Symantec Corporation ("Symantec") as if the acquisition had occurred as of April 3, 1999. The pro forma combined consolidated statement of operations for the year ended March 31, 2000 reflects the combination of the separate historical statement of operations of Symantec for the year ended March 31, 2000 and of AXENT for the year ended December 31, 1999. The pro forma combined consolidated statement of operations for the six months ended September 30, 2000 reflects the combination of the separate historical statement of operations of Symantec and AXENT for the six months ended September 30, 2000. Revenues of AXENT of approximately $30 million and net income of approximately $33,000 for the period from January 1, 2000 through March 31, 2000 are not included in either of the unaudited pro forma combined consolidated statements of operations.

Note 2 - Pro Forma Adjustments

     (A) To record the value of goodwill as described in the overview of approximately $699 million and elimination of AXENT's goodwill related to historical acquisitions of approximately $24 million.

     (B) To record the value of developed technology, workforce-in-place, trade name and elimination of AXENT's other intangible assets related to historical acquisitions of approximately $90 million.

     (C) To record the value of deferred income tax liabilities associated with the intangible assets and deferred income tax assets associated with assumption of stock options.

     (D) To reflect acquisition expenses, primarily transaction fees and professional services, of approximately $18 million.

     (E) To reflect the elimination of AXENT's common stock ($204 million) and the issuance of 14.5 million shares of Symantec Common Stock valued at approximately $819 million and the assumption of outstanding AXENT stock options valued at approximately $87 million.

     (F) Reflects in-process technology charge of $22 million and elimination of AXENT's accumulated deficit ($33 million). The in-process research and development cost is treated as an expense and therefore decreases the retained earnings.

     (G) To record the amortization of goodwill and identifiable intangible assets related to the acquisition of AXENT as if the transaction occurred on April 3, 1999. Goodwill in relation to the acquisition was $699 million and is being amortized on a straight-line basis over four years to operating expenses. Identifiable intangible assets recorded in relation to the acquisition was approximately $90 million and is being amortized on a straight-line basis over four years to cost of revenues.

     (H) Weighted average shares used to calculate pro forma basic and diluted net loss per share for the period presented is computed using the weighted average number of common stock outstanding for the period presented and the shares to be issued in conjunction with the acquisition of AXENT as if such issued shares were outstanding as of April 3, 1999.

     (I) To record the portion of intrinsic value of unvested stock options that will be deemed to be earned over the remaining vesting period and the related deferred compensation amortization expense.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SYMANTEC CORPORATION


                                        /s/ ART COURVILLE
                                        ----------------------------------------
                                        Art Courville
                                        Vice President and General Counsel



                                  EXHIBIT INDEX

  2.1     Agreement and Plan of Merger, dated as of July 26, 2000, among
          Symantec, Merger Sub and AXENT. (Incorporated herein by reference to Registrant's Registration Statement on Form S-4 filed on September 20,
          2000, File No. 333-46264.)

 99.1 Financial Statements of AXENT Technologies, Inc. for the three and nine month periods ended September 30, 2000 and 1999 as set forth on AXENT's Quarterly Report on Form 10-Q for the quarter ended September
          30, 2000 (File No. 000-28100.)


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